Exhibit 21.1
SUBSIDIARIES
1. HBL Luxembourg Holdings S.à R.L.
2. HBL, Ltd.
3. Herbalife (China) Health Products Ltd.
4. Herbalife (NZ) Limited
5. Herbalife (UK) Limited
6. Herbalife Africa S.à R.L.
7. Herbalife Asia Pacific Services Ltd.
8. Herbalife Australasia Pty, Ltd.
9. Herbalife Bulgaria EOOD
10. Herbalife Central America LLC
11. Herbalife China LLC
12. Herbalife d.o.o. (Croatia)
13. Herbalife Del Ecuador, S.A.
14. Herbalife Denmark ApS
15. Herbalife Distribution Ltd.
16. Herbalife Dominicana, S.A.
17. Herbalife Europe Limited
18. Herbalife Family Foundation
19. Herbalife Foreign Sales Corporation
20. Herbalife Hungary Trading, Limited also known as (Herbalife Magyarorszag Kereskedelmi Kft.)
21. Herbalife Internacional de Mexico, S.A. de C.V
22. Herbalife International (Thailand), Ltd.
23. Herbalife International (Netherlands) B.V.
24. Herbalife International (Thailand), Ltd.
25. Herbalife International Argentina, S.A.
26. Herbalife International Belgium, S.A.
27. Herbalife International Communications, Inc.
28. Herbalife International Costa Rica, Sociedad de Responsabilidad Limitada
29. Herbalife International de Colombia
30. Herbalife International Deutschland GmbH
31. Herbalife International Distribution, Inc.
32. Herbalife International Do Brasil Ltda.
33. Herbalife International España, S.A.
34. Herbalife International Finland OY
35. Herbalife International France, S.A.
36. Herbalife International Greece S.A.
37. Herbalife International India Private Limited
38. Herbalife International Luxembourg S.à R.L.
39. Herbalife International of America, Inc.
40. Herbalife International of Europe, Inc.
41. Herbalife International of Hong Kong Limited
42. Herbalife International of Israel (1990) Ltd.
43. Herbalife International Philippines, Inc.
44. Herbalife International Products N.V.
45. Herbalife International Russia 1995 Ltd.
46. Herbalife International Singapore, Pte. Ltd.
47. Herbalife International South Africa, Ltd.
48. Herbalife International Urunleri Tic. Ltd. Sti.
49. Herbalife International, Inc.
50. Herbalife International, S.A.
51. Herbalife Italia S.p.A.
52. Herbalife Korea Co., Ltd.

53. Herbalife Ltd.
54. Herbalife Luxembourg Distribution S.à R.L.
55. Herbalife Manufacturing LLC
56. Herbalife Mexicana, S.A. de C.V.
57. Herbalife NatSource (Hunan) Natural Products Co., Ltd.
58. Herbalife Natural Products LP
59. Herbalife Norway Products AS
60. Herbalife Nutrition Institute
61. Herbalife of Canada, Ltd.
62. Herbalife of Japan K.K.
63. Herbalife Paraguay S.R.L.
64. Herbalife Peru S.R.L.
65. Herbalife Polska Sp.z o.o
66. Herbalife Products Malaysia SDN. BHD.
67. Herbalife Products De Mexico, S.A. de C.V.
68. Herbalife RO S.R.L.
69. Herbalife Sweden Aktiebolag
70. Herbalife Taiwan, Inc.
71. Herbalife Ukraine, LLC
72. Herbalife Uruguay S.R.L.
73. Herbalife Vietnam SMLLC
74. HIIP Investment Co., LLC
75. HIL Swiss International GmbH
76. HLF Colombia Ltd.
77. HLF (Gibraltar) Limited
78. HLF Luxembourg Distribution S.à R.L.
79. HLF Luxembourg Holdings S.à R.L.
80. HV Holdings Ltd.
81. Importadora y Distribuidora Herbalife International de Chile, Limitada
82. Limited Liability Company Herbalife International RS
83. Netherlands VidaHerbal Cooperatief UA
84. Promotions One, Inc.
85. PT Herbalife Indonesia
86. Servicios Integrales HIM, S.A. de C.V.
87. Vida Dutch Herbal LLC
88. Vida Herbal Suplementos Alimenticios, C.A.
89. WH Capital Corporation
90. WH Intermediate Holdings Ltd.
91. WH Luxembourg Holdings S.à R.L.
92. WH Luxembourg Intermediate Holdings S.à R.L.